As filed with the U.S. Securities and Exchange Commission on December 12, 2024

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Mountain Lake Acquisition Corp.
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	98-1796213
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Paul Grinberg
Chief Executive Officer
930 Tahoe Blvd STE 802 PMB 45
Incline Village, NV 89451
(775) 204-1489
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000	Jose Santos Forbes Hare Cassia Court Camana Bay Suite 716 10 Market Street Grand Cayman KY1-9006 Tel: (345) 949-7707	Christian O. Nagler, P.C Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: 212-446-4800

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-281410

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. Mountain Lake Acquisition Corp. (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1 (Registration No. 333- 281410), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on December 12, 2024 (the “Prior Registration Statement”). This registration statement is being filed solely to increase the number of units being offered in the public offering. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-281410), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit	Description
5.1	Opinion of Forbes Hare
5.2	Opinion of Loeb & Loeb LLP
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Forbes Hare (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claymont, State of Delaware, on the 12th day of December, 2024.

Mountain Lake Acquisition Corp.
By:	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Paul Grinberg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Paul Grinberg	Chief Executive Officer and Chairman of the Board	December 12, 2024
Paul Grinberg	(principal executive officer)
/s/ Douglas Horlick	Chief Financial Officer, President and Director	December 12, 2024
Douglas Horlick	(principal financial and accounting officer)
/s/ Jeffrey T. Lager	Independent Director	December 12, 2024
Jeffrey T. Lager
/s/ Michael Marquez	Independent Director	December 12, 2024
Michael Marquez
/s/ Jaime W. Vieser	Independent Director	December 12, 2024
Jaime W. Vieser

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